EXHIBIT 99

PRESS RELEASE DATED July 27, 2011

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin  54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Treasurer

(920) 527-5045

Kristine Pavletich

Public Relations Specialist

(920)527-5159

FOR IMMEDIATE RELEASE

BEMIS COMPANY REPORTS 2011 SECOND QUARTER RESULTS

NEENAH, WISCONSIN, July 27, 2011 — Bemis Company, Inc. (NYSE-BMS) today reported its 2011 second quarter results:

Highlights of the second quarter 2011:

•                  Net sales increased by 8 percent to a record $1.4 billion.

•                  Diluted earnings per share was $0.51, in line with management’s second quarter 2011 guidance of $0.48 to $0.54 per share.

•                  Flexible packaging segment operating profit continues to be negatively impacted by higher raw material costs in advance of selling price adjustments.

•                  Cash provided by operating activities totaled $91 million.

•                  Repurchases of Bemis common stock totaled 2.1 million shares.

•                  Management established earnings guidance for the third quarter of 2011 at $0.56 to $0.61 per share, and total year 2011 earnings guidance was lowered and narrowed to $2.08 to $2.18 per share, reflecting the total expected impact of softening demand and stabilizing raw material costs during the second half of the year.

“Results for the second quarter of 2011 were in line with our expectations,” said Henry Theisen, Bemis Company’s President and Chief Executive Officer.  “Profit margins were lower this quarter as a result of raw material cost inflation that continued through the month of May.  While North American sales volumes have been keeping pace with the levels of 2010, we continue to be cautious about expectations for the second half of 2011 in light of inflationary pressures on our operating margins and consumer spending levels.  Our guidance for the remainder of the year assumes stabilizing raw material costs during the second half of this year along with softening volume levels.”

CONSOLIDATED RESULTS

Total Bemis net sales were $1.4 billion for the second quarter of 2011, a 7.9 percent increase from $1.3 billion for the same period of 2010.  Sales growth included a 3.4 percent increase from currency translation.

Diluted earnings per share for the second quarter of 2011 was $0.51 compared to adjusted diluted earnings from continuing operations of $0.58 per share ($0.52 per share GAAP diluted earnings from continuing operations, as detailed in the attached schedule, “Reconciliation of Non-GAAP Data”) reported in the same quarter of 2010. Performance for the second quarter of 2011 was negatively impacted by increases in the cost of specialty resin raw materials which continued through the first five months of 2011.

FLEXIBLE PACKAGING BUSINESS SEGMENT

Bemis’ flexible packaging business segment reported net sales of $1.2 billion.  This represents an 8.1 percent increase compared to net sales of $1.1 billion for the second quarter of 2010.  Currency effects increased net sales by 3.0 percent.  The remaining sales growth reflected higher selling prices compared to the second quarter of 2010.  Segment operating profit for the second quarter of 2011 was $116.3 million, or 9.5 percent of net sales, compared to adjusted operating profit of $130.1 million, or 11.5 percent of net sales (Operating profit on a GAAP basis was $122.7 million, or 10.9 percent of net sales, as detailed in the attached schedule: “Reconciliation of Non-GAAP Data”), for the same period of 2010.  The effect of currency translation increased operating profit in the second quarter of 2011 by $2.6 million compared to the same quarter of 2010.  Dramatic raw material cost increases that occurred during the first quarter of 2011 negatively impacted operating profit for the second quarter of 2011.

Commenting on the flexible packaging segment results, Theisen said, “As expected, raw material cost increases continued to negatively impact our operating profit this quarter in advance of selling price adjustments.  In addition, we experienced modestly lower sales volumes toward the end of the second quarter compared to the strong volume levels that we generated during the same period of 2010.  Food price inflation has led to retail consumer price increases, which may negatively impact consumer demand for some packaged food products in the future.  In our Latin American business, while we are pleased to report improved operating performance in our Mexico operations, regional results are being negatively impacted by raw material cost increases, substantial inflation in Argentina, and lower customer demand levels as the strong Brazilian currency negatively impacts the market for our customers’ exported products.  We expect third quarter selling price adjustments to improve profit levels that were negatively impacted by raw material cost increases that began late last year and started to stabilize in June.  We also expect continued commercialization of new products during the second half of 2011 to partially offset the impact of softer demand predicted by our customers.”

PRESSURE SENSITIVE MATERIALS BUSINESS SEGMENT

Net sales from the pressure sensitive materials business segment for the second quarter of 2011 were $151.5 million, a 5.8 percent increase compared to $143.2 million in the second quarter of 2010.  Currency effects increased net sales by 5.7 percent.  For the second quarter of 2011, operating profit totaled $11.8 million, or 7.8 percent of net sales, compared to operating profit for the second quarter of 2010 of $11.7 million, or 8.2 percent of net sales.  Currency effects increased operating profit for the quarter by $0.8 million.

OTHER OPERATING (INCOME) EXPENSE, NET

For the second quarter of 2011, other operating income and expense included $5.4 million of fiscal incentive income, an increase of $1.2 million compared to $4.2 million for the second quarter of 2010.  Fiscal incentives are associated with net sales and manufacturing activities in certain South American operations and are included in flexible packaging segment operating profit.

CAPITAL STRUCTURE AND CASH FLOW

Total debt as of June 30, 2011 was $1.5 billion, an increase of $196 million from the balance of $1.3 billion at December 31, 2010.  Increased levels of working capital during the first half of 2011 reflect higher raw material costs in inventory and subsequently higher selling prices in accounts receivable.  During the six months ended June 30, 2011, Bemis purchased 3.8 million shares of Bemis common stock for $123.1 million.  The remaining share repurchase authorization as of June 30, 2011 was 5.7 million shares.

2011 EARNINGS OUTLOOK

Management expects adjusted diluted earnings per share for the third quarter of 2011 to be in the range of $0.56 to $0.61.  In light of the anticipated softening demand levels for the second half of 2011 and the assumption that raw material costs will remain relatively stable for the remainder of this year, management expects adjusted diluted earnings per share for the full year 2011 to be in the range of $2.08 to $2.18 per share.  Capital expenditures are expected to be approximately $125 million for the full year 2011.

PRESENTATION OF NON-GAAP INFORMATION

This press release refers to non-GAAP financial measures: adjusted operating profit, adjusted operating profit as a percentage of net sales, and adjusted diluted earnings per share from continuing operations.  These non-GAAP financial measures adjust for factors that are unusual or unpredictable.  These measures exclude the impact of certain amounts related to acquisition related financing costs, acquisition related professional and legal fees, and purchase accounting adjustments for inventory and order backlog.  This adjusted information should not be construed as an alternative to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP).  It is provided solely to assist in an investor’s understanding of the impact of these items on the comparability of the Company’s operations.

FORWARD LOOKING STATEMENTS

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such content is subject to certain risks and uncertainties, including but not limited to future changes in cost or availability of raw materials, our ability to adjust selling prices, consumer buying patterns, changes in customer order patterns, the results of competitive bid processes, costs associated with the pursuit of business combinations, a failure in our information technology infrastructure or applications, foreign currency fluctuations, changes in working capital requirements, changes in government regulations, and the availability and related cost of financing from banks and capital markets.  Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company’s regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2010.

INVESTOR CONFERENCE CALL

Bemis Company, Inc. will webcast an investor telephone conference regarding its second quarter 2011 financial results this morning at 10 a.m., Eastern Time.  Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations.”  Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

ABOUT BEMIS COMPANY, INC.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, healthcare, and other companies worldwide.  Founded in 1858, the Company is included in the S&P 500 index of stocks and reported 2010 net sales of $4.8 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing, and converting.  Headquartered in Neenah, Wisconsin, Bemis employs nearly 20,000 individuals worldwide.  More information about the Company is available at our website, www.bemis.com.

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net sales	$1,370,220	$1,270,215	$2,694,648	$2,291,944
Cost of products sold	1,136,244	1,039,896	2,230,819	1,875,784

Gross Profit	233,976	230,319	463,829	416,160

Operating expenses:
Selling, general, and administrative expenses	122,723	112,743	248,898	219,730
Research and development	9,986	8,725	17,573	14,350
Other operating (income) expense, net	(4,057)	(3,637)	(11,118)	4,799

Operating Income	105,324	112,488	208,476	177,281

Interest expense	18,110	18,540	36,446	36,677
Other non-operating (income) expense, net	(346)	832	1,374	(2,207)

Income from continuing operations before income taxes	87,560	93,116	170,656	142,811

Provision for income taxes	32,000	33,500	62,300	51,400

Income from continuing operations	55,560	59,616	108,356	91,411

Income from discontinued operations, net of tax		1,961		2,615

Net income	55,560	61,577	108,356	94,026

Less: Net income attributable to noncontrolling interests	1,308	1,938	2,894	3,604

Net income attributable to Bemis Company, Inc.	$54,252	$59,639	$105,462	$90,422

Amounts attributable to Bemis Company, Inc. :
Income from continuing operations, net of tax	$54,252	$57,678	$105,462	$87,807
Income from discontinued operations, net of tax		1,961		2,615
Net income attributable to Bemis Company, Inc.	$54,252	$59,639	$105,462	$90,422

Basic earnings per share:
Income from continuing operations	$0.51	$0.52	$0.98	$0.79
Income from discontinued operations		0.02		0.02
Net income attributable to Bemis Company, Inc.	$0.51	$0.54	$0.98	$0.81

Diluted earnings per share:
Income from continuing operations	$0.51	$0.52	$0.98	$0.79
Income from discontinued operations		0.02		0.02
Net income attributable to Bemis Company, Inc.	$0.51	$0.54	$0.98	$0.81

Cash dividends paid per share	$0.24	$0.23	$0.48	$0.46

Weighted average shares outstanding (includes participating securities):
Basic	106,742	111,098	107,742	111,104
Diluted	107,150	111,202	108,122	111,222

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(dollars in thousands)

(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS

Cash and cash equivalents	$72,733	$60,404
Accounts receivable, net	762,275	637,738
Inventories, net	740,376	673,863
Prepaid expenses and other current assets	101,941	94,914
Total current assets	1,677,325	1,466,919

Property and equipment, net	1,527,220	1,540,753

Goodwill	1,033,032	1,013,697
Other intangible assets, net	195,660	200,116
Deferred charges and other assets	70,053	64,346
Total other long-term assets	1,298,745	1,278,159

TOTAL ASSETS	$4,503,290	$4,285,831

LIABILITIES

Current portion of long-term debt	$3,587	$2,941
Short-term borrowings	18,763	6
Accounts payable	581,427	548,042
Accrued salaries and wages	97,838	103,024
Accrued income and other taxes	18,542	21,246
Total current liabilities	720,157	675,259

Long-term debt, less current portion	1,460,218	1,283,525
Deferred taxes	175,543	158,289
Other liabilities and deferred credits	207,911	241,326

TOTAL LIABILITIES	2,563,829	2,358,399

EQUITY

Bemis Company, Inc. shareholders’ equity:
Common stock issued (126,863,012 and 126,627,875 shares)	12,686	12,663
Capital in excess of par value	573,794	568,035
Retained earnings	1,804,975	1,751,908
Accumulated other comprehensive income	162,664	91,117
Common stock held in treasury, 22,767,891 and 18,953,971 shares at cost	(667,242)	(544,100)
Total Bemis Company, Inc. shareholders’ equity	1,886,877	1,879,623
Noncontrolling interests	52,584	47,809
TOTAL EQUITY	1,939,461	1,927,432

TOTAL LIABILITIES AND EQUITY	$4,503,290	$4,285,831

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities
Net income	$108,356	$94,026
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	112,097	101,784
Excess tax benefit from share-based payment arrangements	(885)	(2,863)
Share-based compensation	8,743	9,257
Deferred income taxes	10,220	2,334
Income of unconsolidated affiliated company	(1,582)	(1,394)
(Gain) loss on sales of property and equipment	954	(84)
Changes in working capital, excluding effect of acquisitions	(130,767)	(70,777)
Net change in deferred charges and credits	(24,212)	(3,571)

Net cash provided by operating activities	82,924	128,712

Cash flows from investing activities
Additions to property and equipment	(62,238)	(39,290)
Business acquisitions and adjustments, net of cash acquired	(16,206)	(1,222,111)
Proceeds from sales of property and equipment	683	853

Net cash used in investing activities	(77,761)	(1,260,548)

Cash flows from financing activities
Proceeds from issuance of long-term debt	4,723	13,464
Repayment of long-term debt	(2,050)	(38,150)
Net borrowing of commercial paper	173,250	233,619
Net borrowing of short-term debt	17,574	4,143
Cash dividends paid to shareholders	(51,693)	(51,105)
Common stock purchased for the treasury	(123,142)
Excess tax benefit from share-based payment arrangements	885	2,863
Stock incentive programs and related withholdings	(3,676)	(13,315)

Net cash provided by financing activities	15,871	151,519

Effect of exchange rates on cash and cash equivalents	(8,705)	(5,084)

Net increase (decrease) in cash and cash equivalents	12,329	(985,401)

Cash and cash equivalents balance at beginning of year	60,404	1,065,687

Cash and cash equivalents balance at end of period	$72,733	$80,286

BEMIS COMPANY, INC. AND SUBSIDIARIES

OPERATING PROFIT AND PRETAX PROFIT

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Flexible Packaging operating profit	$116.3	$122.7	$232.6	$215.0

Pressure Sensitive Materials operating profit	11.8	11.7	21.7	18.3

General corporate expenses	(22.8)	(21.9)	(45.8)	(56.0)

Operating income	105.3	112.5	208.5	177.3

Interest expense	(18.1)	(18.5)	(36.4)	(36.7)

Other non-operating income (expense), net	0.4	(0.9)	(1.4)	2.2

Income from continuing operations before income taxes	$87.6	$93.1	$170.7	$142.8

BEMIS COMPANY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP DATA

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of GAAP to Non-GAAP Operating Profit and Operating Profit as a Percentage of Net Sales by Segment

Flexible Packaging
Net Sales	$1,218.7	$1,127.0	$2,398.0	$2,008.4

Operating Profit as reported	116.3	122.7	232.6	215.0

Non-GAAP adjustments:
Purchase accounting for inventory and order backlog (1)		3.5		15.4
Acquisition related integration costs (4)		3.9		3.9

Operating Profit as adjusted	$116.3	$130.1	$232.6	$234.3

Operating Profit as a percentage of Net Sales
As Reported	9.5%	10.9%	9.7%	10.7%
As Adjusted	9.5%	11.5%	9.7%	11.7%

Pressure Sensitive Materials
Net Sales	$151.5	$143.2	$296.6	$283.5

Operating Profit as reported	11.8	11.7	21.7	18.3

Non-GAAP adjustments:

Operating Profit as adjusted	$11.8	$11.7	$21.7	$18.3

Operating Profit as a percentage of Net Sales
As Reported	7.8%	8.2%	7.3%	6.5%
As Adjusted	7.8%	8.2%	7.3%	6.5%

Reconciliation of GAAP to Non-GAAP Earnings per Share

Diluted earnings per share from continuing operations, as reported	$0.51	$0.52	$0.98	$0.79

Non-GAAP adjustments per share, net of taxes:
Purchase accounting for inventory and order backlog (1)		0.02		0.09
Transaction related costs (2)				0.08
Financing impact of the Alcan Packaging Food
Americas acquisition (3)				0.06
Acquisition related integration costs (4)		0.04		0.04

Diluted earnings per share from continuing operations, as adjusted	$0.51	$0.58	$0.98	$1.06

(1) Expenses related to the purchase accounting impact of the fair value write-up of inventory and a charge for the fair value of the customer order backlog, both in the Alcan Packaging Food Americas acquisition.

(2) Transaction related costs are related primarily to our acquisition of Alcan Packaging Food Americas. These costs consist of legal, accounting, and other professional fees.

(3) Impact from the July 2009 financing of the Alcan Packaging Food Americas acquisition, which included the issuance of 8.175 million shares and $800 million of public debt.  The EPS impact includes the effect of the interest expense on the debt and the dilutive effect of the newly issued shares until the acquisition was completed on March 1, 2010.

(4) Acquisition related integration costs include severance costs for workforce reductions and equipment relocation costs.